Exhibit 10.13

EXECUTION COPY

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of October 20, 2011 by and among ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), H.I.G. AERT, LLC (in its individual capacity, “H.I.G.”), as Agent for all the Lenders party to the Credit Agreement referenced below and the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, Agent, and the Lenders have entered into that certain Credit Agreement dated as of March 18, 2011 (as the same has been and may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which Agent and the Lenders have agreed to make certain loans and other financial accommodations to the Borrower subject to the terms and conditions thereof;

WHEREAS, subject to satisfaction of the conditions set forth herein, Agent and Lenders are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms.  Capitalized terms used herein (including in the preamble and recitals above) but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

SECTION 2. Amendments to Credit Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

(a) Section 2.01 (Commitments) is amended by deleting the paragraph in its entirety and substituting the following language therefor:

“Subject to the terms and conditions set forth herein, each Lender agrees to make (a) a Series A Term Loan to the Borrower (a “Series A Term Loan”) on the Closing Date in the principal amount of such Lender’s Series A Term Loan Commitment specified on Schedule I and (b) a Series B Term Loan to the Borrower (a “Series B Term Loan”, and collectively with the Series A Term Loans, the “Loans”) in the principal amount of such Lender’s Series B Term Loan Commitment specified on Schedule I, provided that only $5,000,000 of the Series B Term Loan shall be available to be drawn on the Closing Date and the remaining $7,000,000 of the Series B Term Loan Commitment may be drawn at a later date agreed to by the Administrative Agent in its sole discretion.  Once repaid or prepaid, Loans may not be reborrowed, except as agreed to by the Administrative Agent in its sole discretion.”

(b) Schedule I (Commitments) is amended by deleting the schedule in its entirety and substituting the attached Schedule I therefore.

SECTION 3. Conditions.  The effectiveness of this Amendment is subject to the execution and delivery of this Amendment by the Borrower, Agent and the Required Lenders.

SECTION 4. Representations and Warranties.  Borrower hereby represents and warrants to Agent and each Lender as follows:

(a) the representations and warranties of the Credit Parties set forth in the Credit Documents are true and correct on and as of the date hereof;

(b) no Default or Event of Default has occurred and is continuing and no default or event of default under any other agreement, instrument or document relating to any other Indebtedness or under any material contract or agreement, in each case, of the Credit Parties has occurred and is continuing;

(c) there has occurred no material adverse change in the business, operations, properties or assets of the Borrower and its Subsidiaries, taken as a whole, from that reflected on the combined financial statements of the Borrower and its Subsidiaries as of December 31, 2009, and (2) there is no material pending or threatened (in writing) litigation, proceeding, bankruptcy or insolvency, injunction, order or claims with respect to the Borrower and its Subsidiaries; and

(d) each Borrower and each other Credit Party, taken as a whole, are Solvent.

SECTION 5. Captions.  Captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

SECTION 6. Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Signature pages hereto received by facsimile, emailed .pdf file or other similar form of electronic transmission shall be equally as effective as manually executed original signature pages.

SECTION 7. Severability.  The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

SECTION 8. Entire Agreement; Credit Document.  The Credit Agreement, as amended hereby, together with all other Credit Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.  This Amendment shall constitute a Credit Document.

SECTION 9. Successors; Assigns.  This Amendment shall be binding upon each Credit Party, Lenders and Agent and their respective successors and assigns, and shall inure to the benefit of each Credit Party, Lenders and Agent and their successors and assigns.  No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment or any of the other Credit Documents.  No Credit Party may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of Agent.

SECTION 10. Governing Law.  THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

SECTION 11. Indemnity.  In consideration of the execution and delivery of this Amendment by Agent and the Lenders, the Credit Parties hereby agree to indemnify, defend and hold each Indemnitee free and harmless from and against any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any Credit Party incurred by any Indemnitee as a result of, or arising out of, or relating to the execution and delivery of this Amendment by any Indemnitee.

SECTION 12. No Waiver.  Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Credit Documents or constitute a course of conduct or dealing among the parties.  Nothing contained herein shall be deemed to constitute a waiver or forbearance with respect to any Default or Event of Default or be deemed to constitute a release or termination of any Obligations or any other obligation of any Credit Party.  Agent and the Lenders reserve all rights, privileges and remedies under the Credit Documents.  Except as amended hereby, the Credit Agreement and other Credit Documents remain unmodified and in full force and effect.  All references in the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

SECTION 13. Release.  To the extent that any offsets, defenses or claims may exist arising out of or relating to this Amendment, the Credit Agreement or the other Credit Documents against Agent, any Lender, or any of its or their subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors or assigns whether asserted or unasserted, by execution of this Amendment, Borrower, for itself and its respective successors, assigns, subsidiaries, predecessors, employees, heirs and executors, as applicable (collectively, “Releasors”), jointly and severally, release and forever discharge Agent and Lenders and its and their subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively, the “Lender Affiliates”) of and from any and all manner of actions, causes of action, torts, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity, that exist or have occurred on or prior to the date of this Amendment, arising out of or relating to this Amendment, the Credit Agreement and the other Credit Documents which Releasors ever had or now have against Agent, and/or any Lender and/or Lender Affiliates, including, without limitation, any presently existing claim whether or not presently suspected, contemplated or anticipated.

SECTION 14. Reaffirmation.  Each Credit Party, as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Person grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Credit Agreement and each other Credit Document to which it is a party, and (ii) to the extent such Person granted liens on or security interests in any of its property pursuant to any Collateral Documents as security for or otherwise guaranteed the Obligations under or with respect to the Credit Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby.  Each Credit Party hereby consents to this Amendment, and acknowledges that the Credit Agreement, as amended hereby, and each other Credit Document remains in full force and effect and is hereby ratified and reaffirmed.  The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, constitute a waiver of any provision of the Credit Agreement or any other Credit Document or serve to effect a novation of the Obligations.

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Each of the undersigned has caused the Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:	/s/ Joe G. Brooks
Name:	Joe G. Brooks
Title:	Chairman and Chief Executive Officer

Second Amendment to Credit Agreement

The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

Agent and Lenders:

H.I.G. AERT, LLC, as Agent and as a Lender

By:	/s/Michael Phillips
Name:	Michael Phillips
Title:	Director

Second Amendment to Credit Agreement

SCHEDULE I

COMMITMENTS

Lender	Series A Term Loan Commitment	Series B Term Loan Commitment
H.I.G. AERT, LLC	$10,000,000	$14,000,000
TOTAL:	$10,000,000	$14,000,000